Exhibit 99.1

Air Methods Enters into Definitive Agreement to be Acquired by American Securities for $43.00 per share in Cash

Transaction Provides Significant Value to Shareholders and Positions Air Methods to Capitalize on Future Growth Opportunities

Englewood, CO and New York, NY — March 14, 2017 — Air Methods Corporation (NASDAQ: AIRM), a global leader in air medical transportation and air tourism, today announced that it has entered into a definitive agreement to be acquired by affiliates of American Securities LLC. Under the terms of the agreement, affiliates of American Securities will acquire all outstanding shares of Air Methods for $43.00 per share in cash. This represents a 20.4% premium to Air Methods’ stock price of $35.70 on January 31, 2017 prior to press speculation regarding a sale, and a 24.7% premium to 30-day volume-weighted average price of $34.49 as of the same date.  The transaction, which was unanimously approved by Air Methods’ Board of Directors, has a total enterprise value of approximately $2.5 billion, including net debt.

“This transaction will enable us to continue to execute against our strategy and strengthen our market position as a global leader in air medical transportation and air tourism,” said Aaron Todd, Chief Executive Officer. “American Securities offers us a great opportunity to continue to invest and pursue long-term growth with greater operational flexibility, and we look forward to working with such a sophisticated private equity investor. Importantly, patients, employees, customers and partners will continue to benefit as we execute against our strategy.”

Air Methods is the largest domestic air medical transport provider in the $5 billion air medical market, serving 48 states with over 300 bases of operations and one of the youngest fleets in the industry. Air Methods also maintains a leading position in the complementary air tourism business, with access to attractive fast-growing end markets. The company’s multi-pronged strategy to drive long-term growth includes a focus on improving the utilization of the company’s assets, growing the company’s air medical footprint in underserved markets and increasing the revenue and profitability of the tourism operations.

“We are pleased to have reached this agreement, which will deliver certain and immediate cash value and a compelling premium to our stock price prior to press speculation for our shareholders,” said C. David Kikumoto, Air Methods’ Chairman of the Board of Directors. “We are confident that today’s announcement represents the best path forward for all of Air Methods’ stakeholders and appreciate the leadership of Morad Tahbaz, the Chairman of the Finance & Strategic Planning Committee, who led the Board through this process.”

“We strongly believe in Air Methods’ strategic direction and the opportunities to grow the company’s leading positions in the attractive air medical and air tourism markets,” said Marc L. Saiontz, a Managing Director of American Securities. “We respect the company’s commitment to providing access to patients in the communities that need it the most, with a focus on quality of care and safety in aviation. We look forward to partnering with the Air Methods team to drive value.”

Transaction Details

The transaction will be completed through a cash tender offer for all of the outstanding common shares of Air Methods, followed by a merger in which remaining common shares of Air Methods would be converted into the right to receive the same $43 cash per share price paid in the tender offer.  Air Methods’ Board of Directors unanimously recommends that Air Methods shareholders tender their shares in the offer.  The transaction is conditioned upon satisfaction of the minimum tender condition, which requires that shares representing more than 50% of the Air Methods’ outstanding common shares be tendered, as well as other customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The transaction is expected to close by the end of the second calendar quarter of 2017.

Goldman, Sachs & Co. and Centerview Partners LLC are serving as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Holland & Hart LLP are serving as legal advisors to Air Methods. Weil, Gotshal & Manges LLP is serving as legal advisor to American Securities.

About Air Methods Corporation

Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods’ fleet of owned, leased or maintained aircraft features approximately 500 helicopters and fixed wing aircraft.

About American Securities

Based in New York with an office in Shanghai, American Securities is a leading U.S. private equity firm that invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or $50 million to $200 million of EBITDA.  American Securities and its affiliates have approximately $15 billion under management.
www.american-securities.com

Forward Looking Statements

This communication contains forward-looking information relating to Air Methods and the proposed transaction that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition; American Securities’ plans, objectives, expectations and intentions; the financial condition, results of operations and business of Air Methods; industry, business strategy, goals and expectations concerning Air Methods’ market position, future operations, future performance and profitability; and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing of the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Air Methods to pay a termination fee or other expenses; risks regarding the failure to obtain the necessary financing to complete the proposed acquisition; risks related to the debt financing arrangements entered into in connection with the proposed acquisition; risks related to the potential impact of the announcement or consummation of the proposed transaction on Air Methods’ important relationships, including with employees, suppliers and customers; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Air Methods’ common stock and on Air Methods’ operating results; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed acquisition; the possibility that competing offers will be made; and risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period. Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO and other tender offer documents filed by ASP AMC Intermediate Holdings, Inc. (“Parent”) and ASP AMC Merger Sub, Inc.(“Merger Sub”), each of which are affiliates of American Securities. Many of these factors are beyond Company’s control. A further description of risks and uncertainties relating to Air Methods can be found in its Annual Reports on Form 10-K for the fiscal year ended December 31, 2016 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) and available at www.sec.gov. Unless otherwise required by applicable law, Air Methods disclaims any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

Additional Information and Where to Find It

The tender offer referred to in this communication has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Parent and Merger Sub intend to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Air Methods intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Parent, Merger Sub and Air Methods intend to mail these documents to Air Methods’ stockholders. Company stockholders are advised to read the Schedule TO (including the offer to purchase, the related letter of transmittal and the other offer documents) and the Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available, before making any decision with respect to the tender offer because these documents will contain important information about the proposed transaction and the parties thereto. Company stockholders and investors may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s website at www.sec.gov.